Exhibit 99.2

Notice of Guaranteed Delivery

Offer to Exchange 5.25% Senior Notes due 2022, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All Outstanding 5.25% Senior Notes due 2022

of

Grifols Worldwide Operations Limited
With an unconditional, full and irrevocable guarantee as to payment of principal and interest from
Grifols, S.A.
and various other Guarantors

Pursuant to the Prospectus dated            , 2015

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON        , 2015, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”).  TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:
The Bank of New York Mellon Trust Company, N.A.

By Certified or Registered Mail, Overnight Courier or Regular Mail or by Hand:
The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Corporation
Corporate Trust Operations-Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attention:  Mr. Chris Landers

By Facsimile (eligible institutions only):
(732) 667-9408

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

As set forth in the prospectus dated        , 2015 (the “Prospectus”), of Grifols Worldwide Operations Limited (the “Company”) and the various guarantors listed on Annex A hereto (the “Guarantors”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Company’s offer (the “Exchange Offer”) to exchange up to $1,000,000,000 in aggregate principal amount of the Company’s 5.25% Senior Notes due 2022 (the “Exchange Notes”), which are unconditionally, fully and irrevocably guaranteed by the Guarantors, and which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $1,000,000,000 in aggregate principal amount of the Company’s issued and outstanding 5.25% Senior Notes due 2022 (CUSIP Nos. 398435 AA5 and G41246 AA0) (the “Existing Notes”), which are unconditionally, fully and irrevocably guaranteed by the Guarantors, if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or Existing Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date.  This form may be delivered by an Eligible Institution (as defined in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above.  Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

This form is not to be used to guarantee signatures.  If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Notes specified below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled “The Exchange Offer — Guaranteed Delivery Procedures.” By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Existing Notes set forth in the Letter of Transmittal.

The undersigned understands that tenders of Existing Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Date, a facsimile transmission or letter which specifies the name of the person who deposited the Existing Notes to be withdrawn and the aggregate principal amount of Existing Notes delivered for exchange, including the certificate number(s) (if any) of the Existing Notes, and which is signed in the same manner as the original signature on the Letter of Transmittal by which the Existing Notes were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

All authority herein conferred or agreed to be conferred shall survive the death, incapacity or dissolution of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.  Except as otherwise stated in the Prospectus, this tender for exchange of Existing Notes is irrevocable.

The undersigned hereby tenders the Existing Notes listed below:

PLEASE SIGN AND COMPLETE

Certificate Numbers of Existing Notes (if available)	Principal Amount of Existing Notes Tendered

Signature(s) of registered holder(s) or Authorized Signatory

Name(s)
(please Type or Print)

Title

Address

Area Code and
Telephone No.:

Date

If Existing Notes will be tendered by book-entry transfer, check the trust company below:

☐ The Depository Trust Company

Depository Account No.

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a participant in a recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Existing Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City Time, on the third NASDAQ trading day following the Expiration Date (as defined in the Prospectus).

SIGN HERE

Name of Firm:

Authorized Signature:

Name (please type or print):

Address:

Area Code and Telephone No.:

Date:

DO NOT SEND CERTIFICATES FOR EXISTING NOTES WITH THIS FORM.  ACTUAL SURRENDER OF CERTIFICATES FOR EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS

1.              Delivery of this Notice of Guaranteed Delivery.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date.  The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder.  Except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the Exchange Agent.  Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured.  If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested.  For a full description of the guaranteed delivery procedures, see the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.” In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date.  No Notice of Guaranteed Delivery should be sent to the Company.

2.              Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures.  If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Existing Notes without alteration, enlargement or any change whatsoever.  If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Existing Notes without alteration, enlargement or any change whatsoever.  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.              Requests for Assistance or Additional Copies.  Questions relating to the Exchange Offer or the procedure for tendering, as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.

ANNEX A

Guarantors

Guarantor	Jurisdiction of Incorporation or Organization
Grifols, S.A.	Spain
Biomat USA, Inc.	Delaware, United States
Grifols Biologicals Inc.	Delaware, United States
Grifols Diagnostic Solutions Inc. (f/k/a Grifols Chiron Diagnostics Corp.)	Delaware, United States
Grifols Shared Services North America, Inc. (f/k/a Grifols Inc.)	Virginia, United States
Grifols Therapeutics, Inc.	Delaware, United States
Grifols Worldwide Operations USA, Inc.	Delaware, United States
Instituto Grifols, S.A.	Spain